THE L.S. STARRETT COMPANY
401(k) STOCK SAVINGS PLAN
(2001 RESTATEMENT)
Second Amendment

Pursuant to Section 10.1 of The L.S. Starrett Company 401(k) Stock Savings Plan (the "Plan"), the Company hereby amends the Plan as follows, effective, except as hereinafter specified, as of October 20, 2003:
1. The Plan is renamed "The L.S. Starrett Company 401(k) Savings Plan" wherever the Plan name appears therein.
2. Section 1.1 is amended, effective as to applicable Plan periods after October 20, 2003, by deleting the phrase "and Section 4.3(c) below" from the second sentence thereof.
3. Section 4.3 is amended to read in its entirety as follows:
"Investment of Accounts. The Administrator shall cause each Participant's interest in the Plan to be accounted for on a basis that is consistent with the investment rules and limitations of this Section 4.3.
(a) Matching Contribution Account. Each Matching Contribution Account, including any portion thereof attributable to contributions under the Prior Plan and earnings thereon, shall be invested at all times in the Common Stock Fund or, to the extent provided at Article 7 below, in promissory notes of Participants; provided, however, that after a Participant attains age fifty-nine and one-half (59.5), he or she may direct that all or any portion of his or her Matching Contribution Account be invested as provided in paragraph (b). After a Participant dies, regardless of the Participant's age at time of death, his or her Beneficiary may likewise direct that all or any portion of the Participant's Matching Contribution Account remaining in the Plan be invested as provided in paragraph (b).
(b) Other Accounts. Each other Account maintained for the benefit of a Participant or Beneficiary, and each Matching Contribution Account to the extent provided in paragraph (a) above, will be invested by the Trustee at the direction of the Participant or Beneficiary in the Company Stock Fund and/or in one or more of the other Funds that may from time to time be specified by the Administrator (or, to the extent provided at Article 7 below, in promissory notes of Participants). It is intended that the portion of the Plan described in this Section 4.3(b) be qualified under Section 404(c) of ERISA. The Savings Plan Committee will select the menu of Funds to be made available in addition to the Company Stock Fund under the Plan, may add Funds to or eliminate Funds from that menu at any time, and may prescribe any forms, procedures and rules relating to the direction by Participants and Beneficiaries of investments in the Funds. The Committee is the fiduciary identified to furnish the information to Participants and Beneficiaries described in the ERISA 404(c) regulations but may designate on its behalf another person or entity to provide such information or perform any of the obligations of the Administrator under this Section 4.3. The Administrator may prescribe rules for administering the provisions of this paragraph (b), including without limitation transition rules that implement any liberalization of investment diversification."
4. Section 5.1 is amended by replacing the first sentence thereof with the following:
"A Participant will at all times be 100% vested in his or her Elective Contribution Account, QNEC Contribution Account (if any) and Rollover Contribution Account (if any)."
5. Section 5.2(a) is amended by replacing the third sentence thereof with the following:
"Any portion of such restored amounts attributable to the Matching Contribution Account will be reinvested in the Common Stock Fund as described in Section 4.3(a) above, and any remaining portion of such restored amounts will be reinvested in accordance with Section 4.3(b) above."
6. Section 6.1(b) is amended by (i) deleting the word "Other" wherever it appears therein and (ii) deleting the following phrase from the second sentence thereof: ", plus (D) that portion of the balance of the Participant's Match-Eligible Elective Contribution Account which consists of Match Eligible Elective Contributions or elective contributions under the Prior Plan but not including any earnings with respect to such contributions".
7. Section 6.1(c) is amended by deleting the words "or clause (D)" in the first sentence thereof.
8. Section 8.1 is amended by replacing the phrase "separation from the service of" with the phrase "severance from employment with".
9. Section 8.2 is amended by replacing the word "separation" with the word "severance" in the first sentence thereof.
10. Section 14.1 is amended to read in its entirety as follows:
"'Account' means any of the following: Elective Contribution Account, Matching Contribution Account, QNEC Contribution Account, Rollover Contribution Account, or Transfer Account, each as adjusted pursuant to Article 4. The Administrator may establish such sub-accounts as are necessary to carry out the purposes of the Plan, including the monitoring of such applicable investment, withdrawal or other restrictions as may be imposed by the Plan."
11. Article 14 is amended by deleting Sections 14.7, 14.24, 14.25, 14.29, 14.30 and 14.46 in their entirety and renumbering the remaining Sections in Article 14.
12. Former Section 14.22 (definition of "Fund") is amended by deleting the word "Other".
13. Former Section 14.26 (definition of "Matching Contribution") is amended by deleting the second sentence thereof.
14. Former Section 14.36 (definition of "Plan") is amended to read in its entirety as follows:
"`Plan' means The L.S. Starrett Company 401(k) Savings Plan.
15. Effective as to applicable Plan periods after October 20, 2003, Appendix B is deleted in its entirety.
IN WITNESS WHEREOF, The L.S. Starrett Company has caused this instrument of amendment to be executed by its duly authorized officer this 9th day of October, 2003.
THE L.S. STARRETT COMPANY
By: S/ROGER WELLINGTON JR.